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                                                                      EXHIBIT 11
                                                     DECEMBER 31, 1996 FORM 10-Q


                                  PLEXUS CORP.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                        QUARTER ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                               ________________


                              Quarter Ended December 31, 1996
                              -------------------------------
                                                   Fully
                                  Primary         Diluted
                              ---------------  --------------
Net income                             $2,864          $2,864
Adjustment for preferred
     stock dividend earned                127               -
                              ---------------  --------------
                                       $2,737          $2,864
                              ===============  ==============
Weighted average number
     of common shares
     outstanding                        6,522           6,522

Adjustments:
     Assumed issuances under
          stock option plan               264             266

     Assumed conversion
          of preferred stock                -             555
                              ---------------  --------------
                                        6,786           7,343
                              ===============  ==============
Net income per common shares
     outstanding                       $  .40          $  .39
                              ===============  ==============





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